Exhibit 24

POWER OF ATTORNEY

Each of the undersigned Directors and the Principal Executive, Principal Financial and Principal Accounting Officers of 3M COMPANY, a Delaware corporation, hereby constitute and appoint Inge G. Thulin, Nicholas C. Gangestad, Gregg M. Larson, Eric D. Hammes, Ivan K. Fong, and Matthew J. Ginter, and each of them, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-3, or such other form as such attorneys-in-fact or any of them may deem necessary or desirable, and to sign any and all amendments (including post-effective amendments and supplements to such registration statement) for the registration of securities, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing such said attorneys and agents may deem necessary or desirable to enable 3M COMPANY to comply with the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of 3M COMPANY, and the names of the undersigned to one or more Registration Statements or amendments thereto and to any instruments and documents filed as part of or in connection therewith; as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned have signed this Power of Attorney this 7th day of February 2017.

/s/ Inge G. Thulin	/s/ Nicolas C. Gangestad
Inge G. Thulin, Chairman of the Board,	Nicolas C. Gangestad, Senior Vice President and
President and Chief Executive Officer	Chief Financial Officer (Principal Financial Officer)
(Principal Executive Officer and Director)

/s/ Sondra L. Barbour	/s/ Eric D. Hammes
Sondra L. Barbour, Director	Eric D. Hammes, Vice President, Controller and
Chief Accounting Officer (Principal Accounting Officer)

/s/ Thomas K. Brown	/s/ Muhtar Kent
Thomas K. Brown, Director	Muhtar Kent, Director

/s/ Vance D. Coffman	/s/ Edward M. Liddy
Vance D. Coffman, Director	Edward M. Liddy, Director

/s/ David B. Dillon	/s/ Gregory R. Page
David B. Dillon, Director	Gregory R. Page, Director

/s/ Michael L. Eskew	/s/ Robert J. Ulrich
Michael L. Eskew, Director	Robert J. Ulrich, Director

/s/ Herbert L. Henkel	/s/ Patricia A. Woertz
Herbert L. Henkel, Director	Patricia A. Woertz, Director